UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  September 2, 2020

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 8.01.	Other Events

Sale of Shares by Chief Executive Officer to Independent Director

On September 2, 2020, Charles R. Gordon, President and Chief Executive Officer of Aegion Corporation (the “Company”), sold an aggregate of 50,000 shares of the Company’s Class A common stock (the “Sale”) in a private transaction to Walter J. Galvin, an independent member of the Company’s Board of Directors.  The per share price of the Sale was $16.26, which reflects the average closing share price of the Company’s Class A common stock for the five trading days preceding the date of Sale.  The Sale was consummated pursuant to an agreement (the “Agreement”) previously executed by Mr. Gordon and Mr. Galvin.  The terms of the Agreement were designed to be consistent with the Company’s insider trading policy and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which permit officers and directors of the Company to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer and/or director is not in possession of material, nonpublic information about the Company.  The shares sold represent approximately 0.16% of the Company’s outstanding shares.

As disclosed on July 30, 2020, Mr. Gordon announced his intention to retire as President and Chief Executive Officer of the Company once a successor is named and successfully onboarded.  In light of his pending retirement, Mr. Gordon sold the shares as part of his long-term investment strategy for asset diversification, liquidity and family financial planning.  The shares sold constituted 21.8% of the shares that Mr. Gordon held either outright or which Mr. Gordon will acquire pursuant to vested deferred stock units.  Following the Sale, Mr. Gordon owns, or will acquire pursuant to vested deferred stock units, 179,678 shares of the Company’s Class A common stock.  Further, Mr. Gordon holds 157,141 unvested restricted stock units with various vesting dates, some of which will vest upon Mr. Gordon’s upcoming retirement, pursuant to the terms of Mr. Gordon’s outstanding equity awards.  Other than sales to satisfy tax liabilities associated with the vesting of equity awards, Mr. Gordon has not sold any other shares of the Company since becoming the Company’s President and Chief Executive Officer in 2014.  After the Sale, Mr. Gordon remains in compliance with the Company’s stock ownership guidelines that provide that the Chief Executive Officer shall retain equity holdings in the Company with a value equal to at least three times his annual base pay, excluding unvested equity awards.

Following the Sale, Mr. Galvin owns, or will acquire pursuant to vested deferred stock units, 116,452 shares of the Company’s Class A common stock.  Mr. Galvin also holds 9,381 unvested deferred stock units, all of which will vest within the next ten months.

The sale transaction by Mr. Gordon and the purchase transaction by Mr. Galvin will each be disclosed publicly through Form 4s filed on September 3, 2020 with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to: (i)  make any future disclosures in connection with any sales or purchases of Company stock by Mr. Gordon, Mr. Galvin or by any other executive officer or director of the Company; or (ii) report on specific pre-arranged Rule 10b5-1 stock trading plans of Company officers or directors, or to report modifications or terminations of the aforementioned plan or the plans of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Mark A. Menghini
Senior Vice President and General Counsel

Date:  September 3, 2020